SECTION 906 CERTIFICATIONS


In connection with this report on Form N-CSR for the Registrant as furnished to the Securities Exchange Commission on the date hereof (the ``Report``), the undersigned herby certify, pursuant to Section 906 of the Sarbanes Oxley Act, that:


(1) the Report fully complies with the requirements of Section
13(a) or 15(d) of the Securities Exchange Act of 1934 as applicable; and

  (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:     /S/ WILLIAM F. CASEY, JR.
       William F. Casey, Jr.
       President

Date:  September 9, 2004

By:     /S/ SUSAN L. ELLIS
        Susan L. Ellis
        Treasurer

 Date:  September 9, 2004



A signed original of this written statement required by Section
906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities Exchange Commission or its staff upon request.